certification

Richard Malinowski, Principal Executive Officer/President, and Brian Curley Principal Financial Officer/Treasurer of Northern Lights Fund Trust III (the “Registrant”), certify to the best of my knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended March 31, 2019 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President                       Principal Financial Officer/Treasurer

Northern Lights Fund Trust III                                 Northern Lights Fund Trust III

/s/ Richard Malinowski                                          /s/ Brian Curley

Richard Malinowski                                                Brian Curley

Date: 6/4/19                                                          Date: 6/4/19

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Northern Lights Funds Trust III and will be retained by Northern Lights Fund Trust III and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.